Calculation of Filing Fee Tables
F-1
Agomab Therapeutics NV
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no nominal value per share, as represented by American Depositary Shares	457(a)	14,375,000	$ 17.00	$ 144,375,000.00	0.0001381	$ 19,938.19
Fees Previously Paid	2	Equity	Common Shares, no nominal value per share, as represented by American Depositary Shares	457(o)			$ 100,000,000.00		$ 13,810.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 244,375,000.00		$ 33,748.19
			Total Fees Previously Paid:						$ 13,810.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 19,938.19
Offering Note
[1]	Note.1a. American Depositary Shares ("ADSs") issuable upon deposit of the common shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6. Each ADS represents one (1) common share. Note.1b. Includes 1,875,000 ADSs that the underwriters have the option to purchase. Note.1c. Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

[2]	See Offering Note.1a. Note. 2a. The Registrant previously paid a registration fee of $13,810.00 in accordance with Rule 457(o) under the Securities Act, in connection with initial filing of the Registration Statement on Form F-1 on January 16, 2026. Note. 2b. This Maximum Aggregate Offering Price was originally registered in accordance with Rule 457(o) and is now converted to Rule 457(a), contrary to being displayed as Rule 457(o) above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A